PROMISSORY NOTE

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, as of the Effective Date, Armada Water Assets, Inc., a Nevada corporation (the “Borrower”), hereby unconditionally promises to pay to the order of ______________ or his assigns (the “Noteholder”, and together with the Borrower, the “Parties”), the principal amount of _________________________ Dollars ($___________) (the “Loan”), together with all accrued interest thereon, as provided in this Promissory Note (the “Note”).

WHEREAS, this Note is one of an aggregate principal amount of $3,500,000 of notes of like tenor (the “Purchase Money Notes”) originally issued to the selling members of ORL Equipment, LLC (the “Holders”) in connection with the acquisition of all of the membership interests of ORL by the Borrower’s Subsidiary, Devonian Acquisition Corporation (“Devonian”).

WHEREAS, this Note and the other Purchase Money Notes are being re-issued by the Borrower in connection with the merger between the Borrower and Devonian as of the Effective Date hereof.

NOW, THEREFORE, intending to be legally bound hereby, the parties to this Promissory Note agree as follows:

1.            Definitions. Capitalized terms used herein shall have the meanings set forth in this Section 1.

“Applicable Rate” means the rate equal to ten percent (10%) per annum.

“Borrower” has the meaning set forth in the introductory paragraph.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Default” means any of the events specified in Section 8 which constitutes an Event of Default or which, upon the giving of notice, the lapse of time, or both pursuant to Section 8 would, unless cured or waived, become an Event of Default.

“Default Rate” means, at any time, the Applicable Rate plus 3%.

“Effective Date” means March 26, 2013.

“Event of Default” has the meaning set forth in Section 8.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government (including any supranational bodies such as the European Union or the European Central Bank).

“Law” as to any Person, means any law (including common law), statute, ordinance, treaty, rule, regulation, policy or requirement of any Governmental Authority and authoritative interpretations thereon, whether now or hereafter in effect, in each case, applicable to or binding on such Person or any of its properties or to which such Person or any of its properties is subject.

“Lien” means any mortgage, pledge, hypothecation, encumbrance, lien (statutory or other), charge or other security interest.

“Loan” has the meaning set forth in the introductory paragraph.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, properties, liabilities (actual or contingent), operations /or condition (financial or otherwise) of the Borrower; (b) the validity or enforceability of the Note; (c) the rights or remedies of the Noteholder hereunder; or (d) the Borrower’s ability to perform any of its material obligations hereunder.

“Maturity Date” means the earlier of (a) February 1, 2016 and (b) the date on which all amounts under this Note shall become due and payable pursuant to Section 8.

“Note” has the meaning set forth in the introductory paragraph.

“Noteholder” has the meaning set forth in the introductory paragraph.

“Order” as to any Person, means any order, decree, judgment, writ, injunction, settlement agreement, requirement or determination of an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding on such Person or any of its properties or to which such Person or any of its properties is subject.

“ORL Equipment EBITDA” shall mean the consolidated net income before interest, income taxes, depreciation and amortization of the operations conducted by ORL Equipment, LLC (“ORL Equipment”) and Wes-Tex Vacuum Services, Inc. (“Wes-Tex”) on the Effective Date for such period, determined in accordance with GAAP subject to the following adjustments:

(a)          For so long as the business operations of ORL Equipment (as consolidated with Wes-Tex) as of the Effective Date remain in ORL Equipment or are conducted in a separate subsidiary of the Borrower, ORL Equipment EBITDA shall be calculated based on the unconsolidated (as to the Borrower) financial statements of ORL Equipment or such subsidiary (however, inclusive of Wes-Tex), less an allocation of the Borrower’s parent-level selling, general and administrative expense based upon the percentage ORL Equipment’s or such subsidiary’s revenue bears to the total revenue of the Borrower; and

(b)          If the business operations of ORL Equipment on the Effective Date (as combined with Wes-Tex) are combined with the Borrower or another business, the ORL Equipment EBITDA shall be calculated on a pro forma basis as if it were a separate business based upon the business of ORL Equipment, LLC (and Wes-Tex) at the time of such combination, less an allocation of all indirect expenses based upon the percentage the revenue the ORL Equipment (and Wes-Tex) business bears to the total revenue of the Borrower.

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“Parties” has the meaning set forth in the introductory paragraph.

“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority or other entity.

2.           Interest and Principal Payments; Mandatory Prepayments; Optional Prepayments.

2.1           Interest and Principal Payments. For so long any amounts remain outstanding under this Note, Borrower shall make quarterly payments of principal and interest, on June 30, September 30, December 31 and March 31, in an amount equal to Noteholder’s Pro Rata Share of one quarter (25%) of the ORL Equipment EBITDA during the prior fiscal quarter. The aggregate unpaid principal amount of the Loan, all accrued and unpaid interest and all other amounts payable under this Note shall be due and payable on the Maturity Date. Noteholder’s Pro Rata Share equals twenty one percent (21%) (i.e. the original face amount of this Note ($________) divided by the aggregate principal amount of all of the Purchase Money Notes ($3,500,000.00).

2.2           Mandatory Prepayments. The Borrower shall make mandatory prepayments equal to Noteholder’s Pro Rata Share of the proceeds of any subsequent debt or equity (i) private placement financings after the date hereof by the Borrower provided aggregate cumulative proceeds thereof exceed $4,000,000, up to an aggregate of $500,000 in mandatory prepayments to the holders of all Purchase Money Notes, and (ii) publicly-offered financings after the date hereof by the Borrower provided aggregate cumulative proceeds thereof exceed $15,000,000, up to an aggregate of $1,000,000 in mandatory prepayments to the holders of all Purchase Money Notes.

2.3           Optional Prepayment. The Borrower may prepay the Loan in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. No prepaid amount may be reborrowed.

3.           Interest.

3.1           Interest Rate. Except as otherwise provided herein, the outstanding principal amount of Loan made hereunder shall bear interest at the Applicable Rate from the date hereof is paid in full, whether at maturity, upon acceleration, by prepayment or otherwise.

3.2           Default Interest. If any amount payable hereunder is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such overdue amount shall bear interest at the Default Rate from the date of such non-payment until such amount is paid in full.

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3.3           Computation of Interest. All computations of interest shall be made on the basis of a year of 360 days, and the actual number of days elapsed.

3.4           Interest Rate Limitation. If at any time and for any reason whatsoever, the interest rate payable on the Loan shall exceed the maximum rate of interest permitted to be charged by the Noteholder to the Borrower under applicable Law, such interest rate shall be reduced automatically to the maximum rate of interest permitted to be charged under applicable Law/that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest permitted by applicable Law shall be deemed a voluntary prepayment of principal.

4.           Payment Mechanics.

4.1           Manner of Payments. All payments of interest and principal shall be made in lawful money of the United States of America no later than 12:00 PM on the date on which such payment is due by wire transfer of immediately available funds to the Noteholder’s account at a bank specified by the Noteholder in writing to the Borrower from time to time.

4.2           Application of Payments. All payments made hereunder shall be applied first to the payment of any fees or charges outstanding hereunder, second to accrued interest, and third to the payment of the principal amount outstanding under the Note.

4.3           Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note.

4.4           Evidence of Debt. The Noteholder is authorized to record on the grid attached hereto as Exhibit A the Loan made to the Borrower and each payment or prepayment thereof. The entries made by the Noteholder shall, to the extent permitted by applicable Law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of the Noteholder to record such payments or prepayments, or any inaccuracy therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loan in accordance with the terms of this Note.

4.5           Rescission of Payments. If at any time any payment made by the Borrower under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Borrower’s obligation to make such payment shall be reinstated as though such payment had not been made.

5.           Representations and Warranties. The Borrower hereby represents and warrants to the Noteholder on the date hereof as follows:

5.1           Existence; Compliance With Laws. The Borrower is (a) a corporation duly incorporated, validly existing and in good standing under the laws of the state of its jurisdiction of organization and has the requisite power and authority, and the legal right, to own, lease and operate its properties and assets and to conduct its business as it is now being conducted and (b) in compliance with all Laws and Orders except to the extent that the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

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5.2           Power and Authority. The Borrower has the power and authority, and the legal right, to execute and deliver this Note and to perform its obligations hereunder.

5.3           Authorization; Execution and Delivery. The execution and delivery of this Note by the Borrower and the performance of its obligations hereunder have been duly authorized by all necessary corporate action in accordance with all applicable Laws. The Borrower has duly executed and delivered this Note.

5.4           No Approvals. No consent or authorization of, filing with, notice to or other act by, or in respect of, any Governmental Authority or any other Person is required in order for the Borrower to execute, deliver, or perform any of its obligations under this Note.

5.5           No Violations. The execution and delivery of this Note and the consummation by the Borrower of the transactions contemplated hereby do not and will not (a) violate any provision of the Borrower’s organizational documents; (b) violate any Law or Order applicable to the Borrower or by which any of its properties or assets may be bound; or (c) constitute a default under any material agreement or contract by which the Borrower may be bound.

5.6           Enforceability. The Note is a valid, legal and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

5.7           No Litigation. No action, suit, litigation, investigation or proceeding of, or before, any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its property or assets (a) with respect to the Note or any of the transactions contemplated hereby or (b) that could be expected to materially adversely affect the Borrower’s financial condition or the ability of the Borrower to perform its obligations under the Note.

6.           Affirmative Covenants. Until all amounts outstanding in this Note have been paid in full, the Borrower shall:

6.1           Maintenance of Existence. (a) Preserve, renew and maintain in full force and effect its corporate or organizational existence and (b) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.2           Compliance. Comply with (a) all of the terms and provisions of its organizational documents; (b) its obligations under its material contracts and agreements; and (c) all Laws and Orders applicable to it and its business, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.3           Payment Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings, and reserves in conformity with GAAP with respect thereto have been provided on its books.

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6.4           Notice of Events of Default. As soon as possible and in any event within two (2) Business Days after it becomes aware that a Default or an Event of Default has occurred, notify the Noteholder in writing of the nature and extent of such Default or Event of Default and the action, if any, it has taken or proposes to take with respect to such Default or Event of Default.

6.5           Further Assurances. Upon the request of the Noteholder, promptly execute and deliver such further instruments and do or cause to be done such further acts as may be necessary or advisable to carry out the intent and purposes of this Note.

7.           Negative Covenants. Until all amounts outstanding under this Note have been paid in full, the Borrower shall not:

7.1           No Dividends; No Redemption. Declare any dividend, pay or set aside for payment any dividend or other distribution, in cash, stock, or other property, or make any payment to any related parties, including to any preferred stockholders, as a dividend, redemption, or otherwise, other than the payment of salaries in the ordinary course of business.

7.2           Sale of Assets, Dissolution, Etc. Transfer, sell, assign, lease or otherwise dispose of any of its properties or assets, or any assets or properties necessary or desirable for the proper conduct of its business, or transfer, sell, assign or otherwise dispose of any of its accounts, or contract rights to any person or entity, or change the nature of its business, wind-up, liquidate or dissolve, or agree to any of the foregoing, other than in the ordinary course of business.

8.           Events of Default. The occurrence and continuance of any of the following shall constitute an Event of Default hereunder:

8.1           Failure to Pay. The Borrower fails to pay (a) any principal amount of the Loan when due or (b) interest or any other amount when due and such failure continues for 5 days after written notice to the Borrower.

8.2           Breach of Representations and Warranties. Any representation or warranty made or deemed made by the Borrower to the Noteholder herein is incorrect in any material respect on the date as of which such representation or warranty was made or deemed made.

8.3           Breach of Covenants. The Borrower fails to observe or perform any material covenant, obligation, condition or agreement contained in this Note, other than those specified in Section 8.1, and such failure continues for 30 days after written notice to the Borrower.

8.4           Cross-Defaults. The Borrower fails to pay when due any of its indebtedness (other than trade payables arising in the ordinary course of business) or any interest or premium thereon when due (whether by scheduled maturity, acceleration, demand or otherwise), or breaches in any material respect the Membership Interest Purchase Agreement of even date herewith between the Borrower and the original Noteholder and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt or Membership Interest Purchase Agreement.

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8.5          Bankruptcy.

(a)          the Borrower commences any case, proceeding or other action (i) under any existing or future Law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower makes a general assignment for the benefit of its creditors;

(b)          there is commenced against the Borrower any case, proceeding or other action of a nature referred to in Section 8.5(a) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged or unbonded for a period of 30 days;

(c)          there is commenced against the Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within 30 days from the entry thereof;

(d)          the Borrower takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Section 8.5(a), Section 8.5(b) or Section 8.5(c) above; or

(e)          the Borrower is generally not, or shall be unable to, or admits in writing its inability to, pay its debts as they become due.

8.6          Judgments. One or more judgments or decrees shall be entered against the Borrower and all of such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof.

9.           Remedies. Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Noteholder may at its option, by written notice to the Borrower (a) declare the entire principal amount of this Note, together with all accrued interest thereon and all other amounts payable hereunder, immediately due and payable; and/or (b) exercise any or all of its rights, powers or remedies under applicable Law; provided, however that, if an Event of Default described in Section 8.5 shall occur, the principal of and accrued interest on the Loan shall become immediately due and payable without any notice, declaration or other act on the part of the Noteholder.

10.         Miscellaneous.

10.1         Notices.

(a)          All notices, requests or other communications required or permitted to be delivered hereunder shall be delivered in writing, in each case to the address specified below or to such other address as such Party may from time to time specify in writing in compliance with this provision:

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(i)	If to the Borrower:

Armada Water Assets, Inc.

1716 E. Lincoln Avenue

Fort Collins, CO 80524

(ii)	If to the Noteholder:

______________________

______________________

______________________

(b)          Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received; (ii) sent by facsimile during the recipient’s normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient’s business on the next business day); and (iii) sent by e-mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment).

10.2         Expenses. The Borrower shall reimburse the Noteholder on demand for all reasonable out-of-pocket costs, expenses and fees (including reasonable expenses and fees of its counsel incurred by the Noteholder in connection with the transactions contemplated hereby including the negotiation, documentation and execution of this Note and the enforcement of the Noteholder’s rights hereunder.

10.3         Governing Law. This Note and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Note and the transactions contemplated hereby shall be governed by the laws of the State of New York.

10.4         Submission to Jurisdiction.

(a)          The Borrower hereby irrevocably and unconditionally (i) agrees that any legal action, suit or proceeding arising out of or relating to this Note may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and (ii) submits to the jurisdiction of any such court in any such action, suit or proceeding. Final judgment against the Borrower in any action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.

(b)          Nothing in this Section 10.4 shall affect the right of the Noteholder to (i) commence legal proceedings or otherwise sue the Borrower in any other court having jurisdiction over the Borrower or (ii) serve process upon the Borrower in any manner authorized by the laws of any such jurisdiction.

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10.5         Venue. The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note in any court referred to in Section 10.4 and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

10.6         Waiver of Jury Trial. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY.

10.7         Counterparts; Integration; Effectiveness. This Note and any amendments, waivers, consents or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all taken together shall constitute a single contract. This Note constitutes the entire contract between the Parties with respect to the subject matter hereof and supersedes and terminates the prior note delivered to the Holder by Devonian as this Note has been issued by the Borrower in release and replacement thereof, and further supersedes all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Note.

10.8         Successors and Assigns. This Note may be assigned or transferred by the Noteholder to any Person. The Borrower may not assign or transfer this Note or any of its rights hereunder without the prior written consent of the Noteholder. This Note shall inure to the benefit of, and be binding upon, the Parties and their permitted assigns.

10.9         Waiver of Notice. The Borrower hereby waives demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity and diligence in taking any action to collect sums owing hereunder.

10.10         Interpretation. For purposes of this Note (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Note as a whole. The definitions given for any defined terms in this Note shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein: (x) to Schedules, Exhibits and Sections mean the Schedules, Exhibits and Sections of this Note; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Note shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

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10.11         Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand or limit any of the terms or provisions hereof.

10.12         No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising on the part of the Noteholder, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.13         Electronic Execution. The words “execution,” “signed,” “signature,” and words of similar import in the Note shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 USC § 7001 et seq.), the Electronic Signatures and Records Act of 1999 (N.Y. State Tech. Law §§ 301-309), or any other similar state laws based on the Uniform Electronic Transactions Act.

10.14         Severability. If any term or provision of this Note is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Note so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

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IN WITNESS WHEREOF, the Borrower has executed this Note as of the Effective Date of March 26, 2013.

ARMADA WATER ASSETS, INC.

By:
Name:
Title:

AGREED AND ACKNOWLEDGED BY:

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EXHIBIT A

ADVANCES AND PAYMENTS ON THE LOAN

Date of Advance	Amount of Advance	Amount of Principal Paid	Unpaid Principal Amount of Note	Name of Person Making the Notation

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